Exhibit 23.2

Consent of Independent Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-4 (Registration Statement) of GNB Financial Services, Inc. of our report dated June 8, 2014, relating to the consolidated financial statements of FNBM Financial Corporation as of December 31, 2013 and 2012 and for the years then ended, which appears in this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Patton and Lettich

Pottsville, Pennsylvania

October 15, 2014